Exhibit 23.4

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in this Registration Statement on Form S-3 of Concur Technologies, Inc., of our report dated March 22, 2006 on the financial statements of Outtask, Inc. appearing in the Current Report on Form 8-K/A of Concur Technologies, Inc. dated April 10, 2006, and to the reference to us under the heading “Experts” in this Prospectus, which is part of this Registration Statement.

/s/ Aronson & Company

Rockville, Maryland

September 13, 2007